Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (including any amendments thereto) with respect to the Common Shares, no par value, of Points.com Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 14, 2022

HARSPRING CAPITAL MANAGEMENT, LLC

By:	/s/ Harry Gail
	Name:	Harry Gail
	Title:	Authorized Signatory

/s/ Harry Gail
HARRY GAIL